INFORMAL AGREEMENT WITH COMPANY PRESIDENT

Colin Mills, the sole director and officer of the company, has verbally agreed to advance sufficient funds to the Company, on an as-needed basis, to assist in operations if sufficient funds are not raised under its stock offering registered on its S1 registration statement..

Because there are no agreed upon terms for the repayment of any funds loaned to the Company, the loans, when and if, made should be considered payable on demand.